Exhibit 99.1

Southern First Reports Results for First Quarter of 2017

Greenville, South Carolina, April 25, 2017 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, today reported net income available to the common shareholders of $3.1 million, or $0.46 per diluted share, for the first quarter of 2017. In comparison, net income available to common shareholders was $3.0 million, or $0.45 per diluted share, for the first quarter of 2016.

2017 First Quarter Highlights
●	Net income to common shareholders increased 4% to $3.1 million for Q1 2017 compared to $3.0 million for Q1 2016
●	Gross loans increased 17% to $1.22 billion at Q1 2017, compared to $1.04 billion at Q1 2016
●	Total deposits increased 21% to $1.21 billion at Q1 2017, compared to $1.00 billion at Q1 2016
●	Core deposits increased 17% to $1.00 billion for Q1 2017, compared to $854 million for Q1 2016
●	Key bankers added to our Columbia and Charleston teams and our first bankers added in the Atlanta market

“I am proud of our team as we generated record core deposit growth of over $63 million,” stated Art Seaver, the Company’s Chief Executive Officer. “With our first quarter loan growth of $55 million, we are seeing strong momentum in adding new client relationships. We are also excited as we added new members to our Columbia and Charleston teams as well as our first key bankers in the Atlanta market.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Earnings ($ in thousands, except per share data):
Net income available to common shareholders	$3,112	3,291	3,433	3,306	3,006
Earnings per common share, diluted	0.46	0.49	0.51	0.49	0.45
Total revenue(1)	13,658	13,423	13,897	13,659	12,866
Net interest margin (tax-equivalent)(2)	3.61%	3.63%	3.63%	3.62%	3.64%
Return on average assets(3)	0.92%	1.00%	1.08%	1.07%	1.00%
Return on average equity(3)	11.27%	12.14%	13.10%	13.24%	12.47%
Efficiency ratio(4)	61.21%	59.64%	56.13%	57.49%	58.42%
Balance Sheet ($ in thousands):
Total Loans(5)	$1,218,680	1,163,644	1,114,099	1,065,496	1,038,862
Total deposits	1,211,274	1,091,151	1,045,075	1,049,124	1,003,241
Core deposits(6)	1,001,069	937,492	880,389	900,747	853,636
Total assets	1,467,938	1,340,908	1,289,746	1,290,710	1,239,317
Holding Company Capital Ratios(7):
Total risk-based capital ratio	11.93%	12.11%	12.11%	12.00%	11.89%
Tier 1 risk-based capital ratio	10.68%	10.86%	10.86%	10.75%	10.64%
Leverage ratio	9.21%	9.42%	9.38%	9.23%	9.18%
Common equity tier 1 ratio(8)	9.58%	9.71%	9.67%	9.53%	9.39%
Tangible common equity(9)	7.74%	8.19%	8.22%	7.93%	7.93%
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	0.47%	0.46%	0.58%	0.59%	0.68%
Net charge-offs as a percentage of average loans(5) (YTD annualized)	0.02%	0.10%	0.15%	0.10%	0.14%
Allowance for loan losses as a percentage of loans(5)	1.25%	1.28%	1.30%	1.34%	1.34%
Allowance for loan losses as a percentage of nonaccrual loans	247.43%	270.95%	258.30%	250.63%	224.56%

Operating Results
Net interest margin for the first quarter of 2017 was 3.61%, compared to 3.63% for the prior quarter and 3.64% for the first quarter of 2016. During the first quarter of 2017, our average interest-earning assets increased by $163.9 million, compared to the first quarter of 2016, while the yield on our interest-earning assets decreased by one basis point. In comparison, our average interest-bearing liabilities increased by $96.7 million during the first quarter of 2017, compared to the first quarter of 2016, with the respective cost increasing by six basis points.

Noninterest income was $2.1 million and $2.6 million for the three months ended March 31, 2017 and 2016, respectively. The decrease in noninterest income during the three-month period ended March 31, 2017 relates primarily to a decrease in mortgage banking revenue during the first quarter of 2017 and gain on sale of investment securities of $307 thousand in the first quarter of 2016. Specifically, mortgage banking revenue was $1.1 million and $1.4 million for the three months ended March 31, 2017 and 2016, respectively.

Noninterest expense was $8.4 million and $7.5 million for the three months ended March 31, 2017 and 2016, respectively. The increase in noninterest expense during the three-month period ended March 31, 2017 relates primarily to increases in compensation and benefits, occupancy, outside services and data processing costs and other noninterest expenses, partially offset by a decrease in real estate owned expenses. Included in noninterest expense are mortgage banking expenses of $849 thousand and $902 thousand for the three months ended March 31, 2017 and 2016, respectively.

During the first quarter of 2017, we recorded total credit costs of $513 thousand, including a $500 thousand provision for loan losses and $13 thousand expenses related to the sale and management of other real estate owned. In addition, we had net charge-offs for the first quarter of 2017 of $68 thousand, or 0.02% of average loans, annualized. During the first quarter of 2016, our total credit costs were $910 thousand, including a $625 thousand provision for loan losses and $285 thousand expenses related to the sale and management of other real estate owned. Net loan charge-offs for the first quarter of 2016 were $356 thousand, or 0.14% of average loans on an annual basis, and related primarily to two commercial and one consumer relationships. Our allowance for loan losses was $15.3 million, or 1.25% of loans, at March 31, 2017 which provides approximately 247% coverage of nonaccrual loans, compared to $13.9 million, or 1.34% of loans, and approximately 225% coverage of nonaccrual loans at March 31, 2016.

Nonperforming assets were $6.8 million, or 0.47% of total assets, as of March 31, 2017. Comparatively, nonperforming assets were $8.5 million, or 0.68% of total assets, at March 31, 2016. Of the $6.8 million in total nonperforming assets as of March 31, 2017, nonperforming loans represent $6.2 million and other real estate owned represents $669 thousand. Classified assets improved to 12% of tier 1 capital plus the allowance for loan losses at March 31, 2017, compared to 15% at March 31, 2016.

Gross loans were $1.219 billion, excluding mortgage loans held for sale, as of March 31, 2017, compared to $1.039 billion at March 31, 2016. Core deposits, which exclude out-of-market deposits and time deposits of $250,000 or more, increased to $1.001 billion at March 31, 2017 compared to $853.6 million at March 31, 2016.

Shareholders’ equity totaled $113.6 million as of March 31, 2017, compared to $109.9 million at December 31, 2016, and $98.3 million at March 31, 2016. As of March 31, 2017, our capital ratios continue to exceed the regulatory requirements for a “well capitalized” institution.

FINANCIAL HIGHLIGHTS - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2017-2016	December 31	September 30	June 30
(in thousands, except per share data)	2017	2016	% Change	2016	2016	2016
Earnings Summary
Interest income	$13,959	12,329	13.2%	13,447	12,912	12,503
Interest expense	2,352	2,022	16.3%	2,148	2,032	1,990
Net interest income	11,607	10,307	12.6%	11,299	10,880	10,513
Provision for loan losses	500	625	(20.0)%	275	825	575
Noninterest income	2,051	2,559	(19.9)%	2,124	3,017	3,146
Noninterest expense	8,360	7,517	11.2%	8,006	7,800	7,853
Income before provision for income taxes	4,798	4,724	1.6%	5,142	5,272	5,231
Income tax expense	1,686	1,718	(1.9)%	1,851	1,839	1,925
Net income available to common shareholders	$3,112	3,006	3.5%	3,291	3,433	3,306
Basic weighted average common shares	6,437	6,273	2.6%	6,376	6,322	6,302
Diluted weighted average common shares	6,830	6,663	2.5%	6,776	6,741	6,703
Earnings per common share – Basic	$0.48	0.48	-	0.52	0.54	0.53
Earnings per common share – Diluted	0.46	0.45	2.2%	0.49	0.51	0.49

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2017-2016	December 31	September 30	June 30
(in thousands, except per share data)	2017	2016	% Change	2016	2016	2016
Balance Sheet Highlights
Assets	$1,467,938	1,239,317	18.4%	1,340,908	1,289,746	1,290,710
Investment securities	68,359	82,805	(17.4)%	70,222	73,615	90,269
Mortgage loans held for sale	7,452	14,241	(47.7)%	7,801	9,126	14,367
Loans	1,218,680	1,038,862	17.3%	1,163,644	1,114,099	1,065,496
Allowance for loan losses	15,287	13,898	10.0%	14,855	14,478	14,317
Other real estate owned	669	2,284	(70.7)%	639	1,885	1,960
Noninterest bearing deposits	253,320	189,620	33.6%	235,538	222,165	195,494
Interest bearing deposits	957,954	813,621	17.7%	855,613	822,910	853,630
Total deposits	1,211,274	1,003,241	20.7%	1,091,151	1,045,075	1,049,124
Other borrowings	117,700	115,200	2.2%	115,200	115,200	115,200
Junior subordinated debentures	13,403	13,403	-	13,403	13,403	13,403
Tangible common equity	113,566	98,295	15.5%	109,872	106,023	102,403
Total shareholders’ equity	113,566	98,295	15.5%	109,872	106,023	102,403
Common Stock
Book value per common share	$17.53	15.49	13.2%	17.00	16.61	16.11
Stock price:
High	37.20	25.74	44.5%	36.15	29.21	25.81
Low	32.30	21.66	49.1%	26.00	24.94	23.71
Period end	32.65	24.41	33.8%	36.00	27.58	24.10
Common shares outstanding	6,480	6,344	2.1%	6,464	6,383	6,355
Other
Loans to deposits	100.61%	103.55%	(2.8)%	106.64%	106.60%	101.56%
Team members	184	172	7.0%	179	174	172
Average Balances ($ in thousands):
Loans(5)	$1,206,088	1,025,084	18.3%	1,134,613	1,086,237	1,046,725
Deposits	1,119,043	972,933	15.0%	1,062,634	1,009,245	1,001,083
Assets	1,377,362	1,207,501	14.1%	1,309,696	1,261,927	1,240,165
Equity	111,966	96,965	15.5%	107,832	104,293	100,449

ASSET QUALITY MEASURES - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2017	2016	2016	2016	2016
Nonperforming Assets
Commercial
Owner occupied RE	$266	276	446	453	455
Non-owner occupied RE	2,514	2,711	3,941	3,973	4,066
Construction	-	-	-	-	-
Commercial business	1,616	686	244	513	736
Consumer
Real estate	541	550	275	38	-
Home equity	257	256	258	256	257
Construction	-	-	-	-	-
Other	5	13	-	-	-
Nonaccruing troubled debt restructurings	979	990	441	479	675
Total nonaccrual loans	6,178	5,482	5,605	5,712	6,189
Other real estate owned	669	639	1,885	1,960	2,284
Total nonperforming assets	$6,847	6,121	7,490	7,672	8,473
Nonperforming assets as a percentage of:
Total assets	0.47%	0.46%	0.58%	0.59%	0.68%
Total loans	0.56%	0.53%	0.67%	0.72%	0.82%
Accruing troubled debt restructurings	$5,795	5,675	8,761	8,813	6,122

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
Allowance for Loan Losses
Balance, beginning of period	$14,855	14,478	14,317	13,898	13,629
Loans charged-off	(190)	(186)	(682)	(384)	(394)
Recoveries of loans previously charged-off	122	288	18	228	38
Net loans charged-off	(68)	102	(664)	(156)	(356)
Provision for loan losses	500	275	825	575	625
Balance, end of period	$15,287	14,855	14,478	14,317	13,898
Allowance for loan losses to gross loans	1.25%	1.28%	1.30%	1.34%	1.34%
Allowance for loan losses to nonaccrual loans	247.43%	270.95%	258.30%	250.63%	224.56%
Net charge-offs to average loans QTD (annualized)	0.02%	(0.04)%	0.24%	0.06%	0.14%

AVERAGE YIELD/RATE - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2017	2016	2016	2016	2016
	Yield/Rate(10)
Interest-earning assets
Federal funds sold	0.78%	0.56%	0.55%	0.57%	0.64%
Investment securities, taxable	2.06%	1.88%	1.76%	1.99%	2.12%
Investment securities, nontaxable	4.04%	3.95%	3.89%	4.04%	4.32%
Loans(11)	4.52%	4.53%	4.53%	4.56%	4.59%
Total interest-earning assets	4.34%	4.31%	4.30%	4.30%	4.35%
Interest-bearing liabilities
NOW accounts	0.18%	0.15%	0.15%	0.16%	0.18%
Savings & money market	0.58%	0.46%	0.40%	0.41%	0.42%
Time deposits	0.89%	0.84%	0.82%	0.82%	0.82%
Total interest-bearing deposits	0.58%	0.50%	0.48%	0.48%	0.50%
FHLB advances and other borrowings	3.28%	3.44%	3.19%	3.33%	3.28%
Junior subordinated debentures	3.15%	3.03%	2.82%	2.76%	2.82%
Total interest-bearing liabilities	0.94%	0.89%	0.86%	0.87%	0.88%
Net interest spread	3.40%	3.42%	3.44%	3.43%	3.46%
Net interest income (tax equivalent) / margin	3.61%	3.63%	3.63%	3.62%	3.64%

NONINTEREST INCOME & EXPENSE - Unaudited

	Quarter Ended		1st Qtr	Quarter Ended
	March 31		2017-2016	December 31	September 30	June 30
(dollars in thousands)	2017	2016	% Change	2016	2016	2016
Noninterest income
Mortgage banking income	$1,057	1,447	(27.0)%	1,152	2,003	2,235
Service fees on deposit accounts	278	220	26.4%	269	269	244
Income from bank owned life insurance	183	186	(1.6)%	183	187	180
Gain on sale of investment securities	-	307	(100.0)%	-	106	19
Other income	533	399	33.6%	520	452	468
Total noninterest income	$2,051	2,559	(19.9)%	2,124	3,017	3,146

Noninterest expense
Compensation and benefits	$5,273	4,551	15.9%	4,616	4,948	4,855
Occupancy	967	870	11.1%	912	908	892
Other real estate owned expenses	13	285	(95.4)%	490	81	359
Data processing and related costs	745	598	24.6%	738	690	628
Insurance	289	233	24.0%	284	227	217
Professional fees	313	254	23.2%	344	326	284
Marketing	210	231	(9.1)%	181	195	199
Other	550	495	11.1%	441	425	419
Total noninterest expenses	$8,360	7,517	11.2%	8,006	7,800	7,853
____________________
Footnotes to tables:
(1)	Total revenue is the sum of net interest income and noninterest income.
(2)	The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(3)	Annualized based on quarterly net income.
(4)	Noninterest expense divided by the sum of net interest income and noninterest income.
(5)	Excludes mortgage loans held for sale.
(6)	Excludes out of market deposits and time deposits greater than $250,000.
(7)	March 31, 2017 ratios are preliminary.
(8)	The common equity tier 1 ratio is calculated as the sum of common equity divided by risk-weighted assets.
(9)	The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(10)	Annualized for the respective three month period.
(11)	Includes loans held for sale.

ABOUT SOUTHERN FIRST BANCSHARES

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina. The Company’s wholly-owned subsidiary, Southern First Bank, is the third largest bank headquartered in South Carolina. Southern First Bancshares has been providing financial services since 1999 and now operates in ten locations in the Greenville, Columbia, and Charleston markets of South Carolina as well as Raleigh, North Carolina. Southern First Bancshares has assets of approximately $1.5 billion and its common stock is traded in the NASDAQ Global Market under the symbol “SFST.” More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective. Such forward-looking statements are identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions. Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the United States legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above. We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING 864-679-9070

MEDIA CONTACT: ART SEAVER 864-679-9010

WEB SITE: www.southernfirst.com